EXHIBIT 99.2

Fortegra Receives Highest Rating in Company History - Upgraded to A- by A.M. Best

JACKSONVILLE, FL - August 7, 2014 - Fortegra Financial Corporation (NYSE: FRF) (“Fortegra”) announces that it has attained the highest A.M. Best rating in company history. Fortegra’s leading insurance subsidiaries, Life of the South Insurance Company, Lyndon Southern Insurance Company, Insurance Company of the South, Bankers Life of Louisiana and Southern Financial Life Insurance Company, were upgraded by A.M. Best to A- (Excellent).

The ratings upgrades recognize the recent improvement in the balance sheet of Fortegra, favorable operating results derived from its insurance subsidiaries, and increasing levels of fee income from its non-insurance operations.

“We are pleased by A.M. Best’s decision to assign an A- rating. As always we will continue to focus on our agents and their customers by offering products of meaningful value and service that is consistent with our reputation,” stated Richard S. Kahlbaugh, Fortegra’s Chairman, President and CEO.

A.M. Best Company is the leading rating and information source on insurance institutions.

About Fortegra
Fortegra Financial Corporation (references in this report to "Fortegra Financial," "Fortegra," "we," "us," "the Company" or similar terms refer to Fortegra Financial Corporation and its subsidiaries), traded on the New York Stock Exchange under the symbol: FRF, is an insurance services company headquartered in Jacksonville, Florida. Fortegra offers a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM, and South Bay Acceptance Corporation. Additional information about Fortegra can be found at www.fortegrafinancial.com.

PLEASE CONTACT:
Fortegra Financial Corporation
Investor Relations
investor.relations@fortegrafinancial.com
904-352-2759